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                                                                 Exhibit 10.30
                      SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

         AMENDMENT NO. 1

                  This Amendment No. 1, dated the 25 day of April, 2000, amends the Senior Executive Employment Agreement dated June 2, 1995 between Sybron Chemicals Inc. and Richard M. Klein (the "Agreement"). All terms capitalized but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

                  Pursuant to the approval of the Board of Directors of the Corporation of even date herewith, the Agreement is hereby amended as follows:

                  1. The Agreement is hereby amended by replacing all references to "NASDAQ" with "The American Stock Exchange".

                  2. The Agreement is hereby amended by replacing all references to "Annual Incentive Compensation Plan" with "Executive Bonus Plan".

                  3. The Agreement is hereby amended by the addition of the following Paragraph 12(c):

                           "(c) The value of each incentive award payable under this Paragraph 12 shall be determined in accordance with the provisions of Section 7(g)(4) of the Corporation's Executive Bonus Pan, as amended. To the extent all or a portion of the Executive's Incentive Compensation awarded during the preceding three years was paid in shares of the Corporation's stock, the portion of the amount payable to the Executive pursuant to Paragraph 12(b)(2)(ii) hereunder attributable to such stock awards shall be calculated by multiplying (i) the average number of shares awarded to the Executive during such preceding three years, by (ii) the fair market value of the Corporation's shares as of the date of the Change in Control."

                  4. Paragraph 13(d) of the Agreement is hereby amended by replacing the reference therein to "90 days" with "180 days".

                  5. The Agreement is hereby amended by the addition of the following Paragraph 13(f):

                           "(f) The value of each incentive award payable under this Paragraph 13 shall be determined in accordance with the provisions of Section 7(g)(4) of the Corporation's Executive Bonus Plan, as amended."

                  6. The Agreement is hereby amended by the addition of the following Paragraph 13A:

                           "13A.  Excess Parachute Gross-up Payments.
                                  ----------------------------------

                           (a) In the event any amounts payable under this Agreement and under any other plan, agreement or arrangement by which the Executive is to receive payments in the nature of compensation from the Corporation constitute "excess parachute payments" as that term is defined for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated pursuant thereto, the Executive shall be entitled to receive additional cash payments ("Gross-Up Payments") such that, after payment of all federal, state and local income taxes and federal excise taxes on the excess parachute payments and on the Gross-Up Payments, he will have a net amount equal to the amount he would have received under the terms of this Agreement and under any other plan, agreement or arrangement pursuant to which the Executive is to receive payments in the nature of compensation from the Corporation (but not including the Gross-Up Payments) if no portion of such payments and/or benefits were treated as excess parachute payments for purposes of Code Section 280G.

                           (b) The initial determination of whether a Gross-Up Payment is required and the amount of such Gross-Up Payments shall be made by the Corporation's regularly engaged certified public accountants (the "Accounting Firm"). The Accounting Firm shall provide detailed calculations to the Corporation and the Executive within 30 business days of being requested by the Executive to make a Gross-Up Payment determination. If the Accounting Firm determines that a Gross-Up Payment is required, the Gross-Up Payment so determined shall be paid within five days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Gross-Up Payment is payable to the Executive, it shall so advise the Executive in writing. If, notwithstanding the Accounting Firm's initial determination, the Internal Revenue Service, any applicable state or local tax authority or any court having jurisdiction over this matter determines that the Executive was the recipient of excess parachute payments and/or that the Executive is required to pay an excise tax, the applicable Gross-Up Payment or the amount of any underpayment of Gross-Up Payments shall be paid promptly by the Corporation to the Executive.

                  7. The Agreement in all other respects is hereby ratified and confirmed.

                  IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first set forth above.

                                                   SYBRON CHEMICALS INC.


                                             By:   /s/ Richard M. Klein
                                                   ----------------------------
                                                       Richard M. Klein

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